EXHIBIT 10.6

INDEMNITY AGREEMENT

This Indemnity Agreement is made and entered into as of , 2013 by and between UCP, Inc., a Delaware corporation (the "Corporation"), and (the "Indemnitee").

RECITALS

WHEREAS, the Corporation recognizes that competent and experienced persons are increasingly reluctant to serve or to continue to serve as directors or officers of corporations unless they are provided adequate protection through insurance or indemnification, or both, against inordinate risks of claims and actions against them resulting from their service to such corporations;

WHEREAS, the Corporation and the Indemnitee recognize that plaintiffs often seek damages in such large amounts, and the costs of litigation may be so great (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors and officers;

WHEREAS, the Corporation desires to attract and retain talented and experienced individuals, such as the Indemnitee, to serve as directors, officers, employees and agents of the Corporation and its subsidiaries and wishes to indemnify its directors, officers, employees and other agents to the maximum extent permitted by law;

WHEREAS, the Corporation's Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Corporation's Amended and Restated Bylaws (the “Bylaws”) authorize the Corporation to provide indemnification and to advance expenses to the maximum extent permitted by Delaware law;
WHEREAS, Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers the Corporation to indemnify by agreement its officers, directors, employees and agents, and persons who serve, at the request of the Corporation, as directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by the DGCL is not exclusive;
WHEREAS, Section 102(b)(7) of the DGCL empowers the Corporation to include in its Certificate of Incorporation a provision limiting or eliminating the personal liability of a director for monetary damages in respect of claims by stockholders and corporations for breach of certain fiduciary duties, and the Corporation has so provided in its Certificate of Incorporation that each Director shall be exculpated from such liability to the maximum extend permitted by law;
WHEREAS, the Corporation wishes to provide Indemnitee with an independent contractual right to indemnification and advancement of expenses in addition to those rights provided by the DGCL, the Certificate of Incorporation and the Bylaws;
WHEREAS, in order to induce the Indemnitee to serve or continue to serve as a director, officer, employee or agent of the Corporation and/or one or more subsidiaries of the Corporation, free from undue concern for claims for damages arising out of or related to such services to the Corporation and/or one or more subsidiaries of the Corporation, the Corporation has determined and agreed to enter into this Agreement with the Indemnitee.

EXHIBIT 10.6

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and the Indemnitee's agreement to continue to provide services to the Corporation, the parties hereto agree as follows:

AGREEMENT

1.     Definitions. As used in this Agreement:

(a)     "Agent" means any person who is or was a director, officer, manager, employee or other agent of the Corporation or a Subsidiary of the Corporation; or is or was serving at the request of, for the convenience of, or to represent the interests of the Corporation or a Subsidiary of the Corporation as a director, officer, manager, employee or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust or other enterprise; or was a director, officer, manager, employee or agent of a foreign or domestic corporation or other entity which was a predecessor of the Corporation or a Subsidiary of the Corporation, or was serving as a director, officer, manager, employee or agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor entity. References to “serving at the request of the Corporation” shall include, but not be limited to, any service as a director, officer, manager, employee or agent of the Corporation or any other entity which imposes duties on, or involves services by, such director, officer, manager, employee or agent with respect to an employee benefit plan, its participants or beneficiaries, including as a deemed fiduciary thereto.

(b)     A "Change in Control" shall be deemed to have occurred if (i) any
"person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of
1934, as amended (the "Exchange Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation or limited liability company owned directly or indirectly by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing a majority or more of the total voting power represented by the Corporation's then outstanding voting securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board, together with any new directors whose election by the Board or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, cease for any reason to constitute a majority of the Board, (iii) the consummation of a reorganization, merger or consolidation with another entity, other than a reorganization, merger or consolidation that would result in the holders of the Corporation's outstanding voting securities immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the total voting power represented by the voting securities of the Corporation or such surviving or successor entity outstanding immediately thereafter, or (iv) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or a sale of all or substantially all of the Corporation's assets.

(c)     "Expenses" shall include all out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements), actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement, or otherwise.

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(d)     "Independent Counsel" means a law firm, or a partner (or, if applicable, member) of a law firm, that is experienced in matters of corporation law and neither currently is, nor in the past five years has been, retained to represent: (i) the Corporation or the Indemnitee or (ii) any other party to or witness in the matter giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Agreement.

(e)     "Proceeding" means any threatened, pending, or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether formal or informal, civil, criminal, administrative, or investigative, including any such investigation or proceeding instituted by or on behalf of the Corporation or its Board of Directors, in which Indemnitee is or reasonably may be involved as a party, subject or target, that is associated with Indemnitee's being an Agent of the Corporation.

(f)     "Subsidiary" means (i) any corporation of which more than 50% of the outstanding voting securities are owned directly or indirectly by the Corporation, by the Corporation and one or more other subsidiaries, or by one or more other subsidiaries and (ii) any limited liability company which the Corporation directly or indirectly has the power to direct or cause the direction of management and policies of, whether through the ownership of voting securities, the limited liability company's operating agreement or otherwise, including without limitation UCP, LLC.

2.     Service to the Corporation. The Indemnitee agrees to serve and/or continue to serve as an Agent of the Corporation, at its will (or under separate agreement, if such agreement exists), so long as the Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws or other charter documents of the Corporation or any Subsidiary or affiliate of the Corporation or until such time as the Indemnitee tenders his or her resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment or service by the Indemnitee.

3.     Maintenance of Liability Insurance.

(a)     Maintenance of D&O Insurance. The Corporation hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an Agent of the Corporation and thereafter so long as the Indemnitee shall be subject to any possible Proceeding by reason of the fact that the Indemnitee was an Agent of the Corporation, the Corporation, subject to Section 3(d), shall promptly obtain and maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") in reasonable amounts from established and reputable insurers, as more fully described below.

(b)     Rights and Benefits. In all policies of D&O Insurance, the Indemnitee shall qualify as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Corporation's independent directors (as defined by the insurer) if the Indemnitee is such an independent director; of the Corporation's non-independent directors if the Indemnitee is not an independent director; of the Corporation's officers if the Indemnitee is an officer of the Corporation; or of the Corporation's key employees, if the Indemnitee is not an officer or director but is a key employee.

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(c)     Continuation. In the event of a Change in Control or the Corporation's becoming insolvent, including being placed into receivership or entering the federal bankruptcy process and the like, the Corporation shall maintain in force any and all insurance policies then maintained by the Corporation in providing insurance (directors' and officers' liability, fiduciary, employment practices or otherwise) in respect of Indemnitee, for a period of six years thereafter (a "Tail Policy"). Such coverage shall be with the incumbent insurance carriers using the policies that were in place at the time of the Change in Control event (unless the incumbent carriers will not offer such policies, in which case the Tail Policy shall be substantially comparable in scope and amount as the expiring policies, and the insurance carriers for the Tail Policy shall have an AM Best rating that is the same or better than the AM Best ratings of the expiring policies). Such Tail policy shall be placed by the Corporation's incumbent insurance broker.

(d)     Limitation on Required Maintenance of D&O Insurance. Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain D&O Insurance if the Corporation determines in good faith that: such insurance is not reasonably available; the premium costs for such insurance are disproportionate to the amount of coverage provided; the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit.

4.      Indemnification of Indemnitee. The Corporation hereby agrees to hold harmless and indemnify the Indemnitee to the fullest extent authorized or permitted by the provisions of the DGCL. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify any of its Agents, such changes shall be, ipso facto, within the purview of Indemnitee's rights and the Corporation's obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify any of its Agents, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

5.     Additional Indemnity and Contribution. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 6 hereof, the Corporation hereby further agrees to hold harmless and indemnify the Indemnitee:

(a)     against any and all Expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement) that the Indemnitee becomes legally obligated to pay because of any claim or claims made against or by the Indemnitee in connection with any Proceeding (including an action by or in the right of the Corporation) to which the Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that the Indemnitee is, was or at any time becomes an Agent of the Corporation; and

(b)     otherwise to the fullest extent as may be provided to the Indemnitee by the Corporation under the non-exclusivity provisions of the Bylaws and the DGCL.

If the indemnification provided in this Agreement is unavailable and may not be paid to Indemnitee for any reason other than statutory limitations, then in respect of any threatened, pending or completed action, suit or proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Corporation shall contribute to the amount of expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i)

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the relative benefits received by the Corporation on the one hand and Indemnitee on the other hand from the transaction or matter from which such action, suit or proceeding arose, and (ii) the relative fault of Corporation on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

6.     Limitations on Additional Indemnity. No indemnity or contribution pursuant to
Section 5 hereof shall be paid by the Corporation:

(a)     on account of any claim against the Indemnitee for an accounting of profits made from the purchase and sale (or sale and purchase) by the Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law;

(b)     on account of any claims for which payment is actually made to the Indemnitee under a valid and collectible corporate insurance policy or under a valid and enforceable indemnity clause, by-law or agreement, except in respect of any excess beyond payment under such insurance, clause, by-law or agreement;

(c)     if indemnification is not lawful, as established in a final adjudication not subject to further appeal;

(d)     in connection with any Proceeding (or part thereof) initiated by the Indemnitee, or any Proceeding by the Indemnitee against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by applicable law, (ii) the Proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the DGCL, or (iv) the Proceeding is initiated pursuant to Section 10(d) hereof;

(e)     on account of the Indemnitee's acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, as established in a final adjudication not subject to further appeal;

(f)     in accordance with Section 145 of the DGCL, if the Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, as established in a final adjudication not subject to further appeal, and, with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe Indemnitee's conduct was unlawful (the termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that (i) Indemnitee did not act in good faith, (ii) Indemnitee did not act in a manner which Indemnitee reasonably believed to be in the best interests of the Corporation, or (iii) with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful);

(g)    in respect of any action brought by or in the right of the Corporation to procure a judgment in its favor for breach of the Indemnitee's duties to the Corporation and its shareholders, as

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established in a final adjudication not subject to further appeal:

(i)     if the Indemnitee's acts or omissions have been based upon or attributable to Indemnitee's in fact having gained any personal profit or advantage to which Indemnitee was not legally entitled;

(ii)     on account of the Indemnitee's acts or omissions that show a reckless disregard for the Indemnitee's duty to the Corporation or its shareholders in circumstances in which the Indemnitee was aware, or should have been aware, in the ordinary course of performing the Indemnitee's duties, of a risk of serious injury to the Corporation or its shareholders; or

(iii)     on account of the Indemnitee's acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the Indemnitee's duty to the Corporation or its shareholders;

(h)     in respect of any action by or in the right of the Corporation to procure a judgment in its favor, as established in a final adjudication not subject to further appeal:

(i)     in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Corporation in the performance of the Indemnitee's duty to the Corporation and its shareholders, unless and only to the extent that the court in which such Proceeding is or was pending shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent the court shall determine;

(ii)    of amounts paid in settling or otherwise disposing of a pending action without court approval; and

(iii)     of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval; and

(j)     On account of the operation of a "clawback" policy adopted by the Board of Directors requiring the Corporation to recover amounts paid to an executive following a restatement of its financial statements.

7.     Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period the Indemnitee is an Agent of the Corporation (or is or was serving at the request of the Corporation as an Agent of an employee benefit plan or other enterprise) and shall continue thereafter so long as the Indemnitee shall be subject to any possible claim or Proceeding by reason of the fact that the Indemnitee was serving in the capacity referred to herein.

8.     Indemnification for Expenses in a Proceeding in Which the Indemnitee is Wholly or Partly Successful.

(a)     Successful Defense. Notwithstanding any other provisions of this Agreement, to the extent that the Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding (including, without limitation, an action by or in the right of the Corporation) in which the Indemnitee was a party by reason of the fact that the Indemnitee is or was an Agent of the Corporation at any time, the Corporation shall indemnify the Indemnitee against all Expenses actually and

EXHIBIT 10.6

reasonably incurred by or on behalf of the Indemnitee in connection with the investigation, defense or appeal of such Proceeding.

(b)     Partially Successful Defense. Notwithstanding any other provisions of this Agreement, to the extent that the Indemnitee is a party to or a participant in any Proceeding (including, without limitation, an action by or in the right of the Corporation) in which the Indemnitee was a party by reason of the fact that the Indemnitee is or was an Agent of the Corporation at any time and is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection with each successfully resolved claim, issue or matter.

(c)     Dismissal. For purposes of this section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

9.     Notice and Other Indemnification Procedures.

(a)     Notice by Indemnitee. Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Corporation under this Agreement, notify the Corporation in writing of the commencement or threat of commencement thereof, including a brief description of the nature of, and the facts underlying, the Proceeding; provided, however, that failure of the Indemnitee to provide such notice will not relieve the Corporation of its liability hereunder if the Corporation receives notice of such Proceeding from any other source.

(b)     Insurance. If the Corporation receives notice pursuant to Section 9(a) hereof of the commencement of a Proceeding that may be covered under D&O Insurance then in effect, the Corporation shall give prompt notice of the Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all reasonably necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c)     Defense. In the event the Corporation shall be obligated to pay the Indemnitee's reasonable Expenses related to any Proceeding against the Indemnitee, the Corporation, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel selected by the Corporation and approved by the Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to the Indemnitee of written notice of its election so to do. After delivery of such notice, and the retention of such counsel by the Corporation, the Corporation will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, provided that (i) the Indemnitee shall have the right to employ his or her own separate counsel in any such Proceeding at the Indemnitee's expense; and (ii) the Indemnitee shall have the right to employ his or her own separate counsel in any such Proceeding at the Corporation's expense if (A) the Corporation has authorized the employment of counsel by the Indemnitee at the expense of the Corporation, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and the Indemnitee in the conduct of any such defense, (C) after a Change in Control not approved by a majority of the members of the Board who were directors immediately prior to such Change in Control, the employment of counsel by Indemnitee has been approved by Independent Counsel, or (D) the Corporation shall not, in fact, have employed

EXHIBIT 10.6

counsel to assume the defense of such Proceeding.

(d)     Unauthorized Settlements. The Corporation shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent, which may be given or withheld in the Indemnitee's sole discretion.

(e)    Settlement Funded by Insurance.    The Corporation shall not, on its own behalf, settle any part of any Proceeding to which Indemnitee is party with respect to other parties (including the Corporation) without the written consent of Indemnitee if any portion of such settlement is to be funded from insurance proceeds unless approved by (1) the written consent of Indemnitee or (ii) a majority of the independent directors of the Corporation's board of directors; provided, however, that the right to constrain the Corporation's use of corporate insurance as described in this section shall terminate at the time the Corporation concludes (per the terms of this Agreement) that (i) Indemnitee is not entitled to indemnification pursuant to this Agreement, or (ii) such indemnification obligation to Indemnitee has been fully discharged by the Corporation.

10.     Right to Indemnification.

(a)     Right to Indemnification. In the event that Section 8(a) or 8(b) are inapplicable, the Corporation shall indemnify the Indemnitee pursuant to this Agreement unless, and except to the extent that, it shall have been determined by one of the methods listed in Section 10(b) that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such indemnification.

(b)     Determination of Right to Indemnification. A determination of the Indemnitee's right to indemnification hereunder shall be made by the Board of Directors by (i) a majority vote of directors who are not parties to the Proceeding for which indemnification is being sought, even though less than a quorum, or by a committee consisting of directors who are not parties to the Proceeding for which indemnification is being sought, who, even though less than a quorum, have been designated by a majority vote of the disinterested directors, or (ii) if there are no such disinterested directors or if the disinterested directors so direct, by an Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee, or (iii) by a vote of stockholders who are not at that time parties to the Proceeding in question holding a majority of the outstanding shares of stock of all classes entitled to vote on the matter, voting as a single class; provided, however, that, following any Change in Control not approved by a majority of the members of the Board who were directors immediately prior to such Change in Control, such determination shall be made by an Independent Counsel as specified in clause (ii) above.

(c)     Submission for Decision. As soon as practicable, and in no event later than thirty (30) days after the Indemnitee's written request for indemnification, the Board of Directors shall select the method for determining the Indemnitee's right to indemnification. The Indemnitee shall cooperate with the person or persons or entity making such determination with respect to the Indemnitee's right to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any Independent Counsel or member of the Board of Directors shall act reasonably and in good faith in making a determination regarding the Indemnitee's entitlement to indemnification under this Agreement.

EXHIBIT 10.6

(d)     Application to Court. If (i) the Indemnitee's claim for indemnification or advancement of Expenses is denied, in whole or in part, (ii) no disposition of such claim is made by the Corporation within ninety (90) days after the request therefor, (iii) the advancement of Expenses is not timely made pursuant to Section 11 of this Agreement or (iv) payment of indemnification is not made pursuant to Section 8 of this Agreement, the Indemnitee shall have the right to apply to the Court of Chancery of the State of Delaware, the court in which the Proceeding is or was pending or any other court of competent jurisdiction, for the purpose of enforcing the Indemnitee's right to indemnification (including the advancement of Expenses) pursuant to this Agreement.

(e)     Expenses Related to the Enforcement or Interpretation of this Agreement. The Corporation shall indemnify the Indemnitee against all reasonable Expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Section 10 involving the Indemnitee and against all reasonable Expenses incurred by the Indemnitee in connection with any other proceeding between the Corporation and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement, unless a court of competent jurisdiction finds that each of the claims and/or defenses of the Indemnitee in any such proceeding was frivolous or made in bad faith. In applying the provisions of this Section 10(e):

(i)    In no event shall Indemnitee's right to indemnification (apart from advancement of Expenses) be determined prior to a final adjudication in the Proceeding at issue, if the Proceeding is both ongoing and of the nature to have a final adjudication.

(ii)     In any proceeding to determine Indemnitee's right to indemnification or advancement, Indemnitee shall be presumed to be entitled to indemnification or advancement, with the burden of proof on the Corporation to prove, by a preponderance of the evidence (or higher standard if required by relevant law) that Indemnitee is not so entitled.

(iii)     Indemnitee shall be fully indemnified for those matters where, in the performance of his duties for the Corporation, he relied in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the board of directors, or by any other person as to matters Indemnitee reasonably believed were within such other person's professional or expert competence and who was selected with reasonable care by or on behalf of the Corporation; and

(iv)     The knowledge or actions, or failure to act, or any director, officer, agent, or employee of the Corporation, or the Corporation itself, shall not be imputed to Indemnitee for purposes of determining any rights hereunder.

11.     Advancement of Expenses; Specific Performance. Subject to the terms of this Agreement and following notice pursuant to Section 9(a) above, prior to the final disposition of any Proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an Agent of the Corporation (unless there has been a final determination that the Indemnitee is not entitled to indemnification for such Expenses), the Corporation shall advance to the Indemnitee funds in an amount sufficient to pay all Expenses, or reimburse the Indemnitee for all Expenses, reasonably paid or incurred by the Indemnitee in connection with such Proceeding upon receipt of satisfactory documentation supporting such Expenses; provided, however, that no advance shall be paid by the Corporation in circumstances in which no indemnity shall be payable by the Corporation under Section 6 hereof. The Indemnitee shall qualify for advances upon the execution and

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delivery to the Corporation of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to the fullest extent permitted by law to repay the advance (without interest) if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Corporation. No other form of undertaking shall be required other than the execution of this Agreement. Such advances are intended to be an obligation of the Corporation to the Indemnitee hereunder and shall in no event be deemed to be a personal loan. The advances shall be unsecured and shall be made without reference to the Indemnitee's ability to repay the advances. The advances to be made hereunder shall be paid by the Corporation to the Indemnitee within twenty (20) days following delivery of a written request therefor by the Indemnitee to the Corporation. In the event that the Corporation fails to pay Expenses as incurred by the Indemnitee as required by this paragraph, Indemnitee may seek mandatory injunctive relief (including without limitation specific performance) from any court having jurisdiction to require the Corporation to pay Expenses as set forth in this paragraph. If Indemnitee seeks mandatory injunctive relief pursuant to this paragraph, it shall not be a defense to enforcement of the Corporation's obligations set forth in this paragraph that Indemnitee has an adequate remedy at law for damages.

12.     Permitted Defenses. It shall be a defense to any action for which a claim for indemnification is made under this Agreement (other than an action brought to enforce a claim for Expenses pursuant to Section 10(e) hereof, provided that the required undertaking has been tendered to the Corporation) that the Indemnitee is not entitled to indemnification because of the limitations set forth in Section 6 hereof. Neither the failure of the Corporation (including its Board of Directors or its shareholders) or an Independent Counsel to have made a determination prior to the commencement of such enforcement action that indemnification of the Indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its shareholders) or an Independent Counsel that such indemnification is improper, shall be a defense to the action or create a presumption that the Indemnitee is not entitled to indemnification under this Agreement or otherwise.

13.     Subrogation. In the event the Corporation is obligated to make a payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery under an insurance policy or any other indemnity agreement covering the Indemnitee, who shall execute all documents required and take all action that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights (provided that the Corporation pays the Indemnitee's costs and expenses of doing so), including without limitation by assigning all such rights to the extent of such indemnification or advancement of Expenses.

14.     Non-Exclusivity of Rights. The rights conferred on the Indemnitee by this Agreement shall not be exclusive of any other right which the Indemnitee may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation or Bylaws, other agreement, vote of shareholders or directors, or otherwise, both as to action in the Indemnitee's official capacity and as to action in another capacity while occupying the Indemnitee's position as an Agent of the Corporation.

15.     Information Sharing. If the Indemnitee is the subject of or is implicated in any investigation, whether formal or informal, by a government or regulatory entity or agency, the Corporation shall provide to Indemnitee any information provided to the investigating entity concerning the investigation; provided, that by executing this Agreement, Indemnitee agrees to use such information solely in connection with the defense of such investigation and if Indemnitee is no longer serving as a Director or employed by the Corporation, Indemnitee shall at the Corporation's request execute a confidentiality agreement substantially in the form of the confidentiality agreement

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in effect while such Indemnitee was a Director or employed by the Corporation

16.     Survival of Rights.

(a)    The Indemnitee's rights under this Agreement shall continue after the Indemnitee has ceased to be an Agent of the Corporation and shall inure to the benefit of the Indemnitee's heirs, executors and administrators.

(b)     The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

17.     Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary.

18.     Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 17 hereof.

19.     Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto. The Corporation shall require and cause any successor or assign (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

20.     Governing Law. This Agreement shall be governed exclusively by and construed and enforced in accordance with the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

21.     Amendment and Termination; Waiver. No supplement, amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall any such waiver constitute a continuing waiver.

22.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one

EXHIBIT 10.6

and the same Agreement. Only one such counterpart signed by the party against whom enforcement is sought needs to be produced to evidence the existence of this Agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

23.     Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

24.     Notices. All notices, requests, demands and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (a) upon delivery if delivered by hand to the party to whom such notice or other communication shall have been directed, (b) if mailed by certified or registered mail with postage prepaid, return receipt requested, on the third business day after the date on which it is so mailed, (c) one business day after the business day of deposit with a nationally recognized overnight delivery service, specifying next day delivery, with written verification of receipt, or (d) on the same day as delivered by confirmed facsimile transmission if delivered during business hours or on the next successive business day if delivered by confirmed facsimile transmission after business hours. Addresses for notice to either party shall be as shown on the signature page of this Agreement, or to such other address as may have been furnished by either party in the manner set forth above.

25.    Enforcement. The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as Agent of the Corporation, and the Corporation acknowledges that Indemnitee is relying upon this Agreement as consideration for serving as an Agent of the Corporation.

26.    Effectiveness of Agreement. To the extent that the indemnification permitted under the terms of certain provisions of this Agreement exceeds the scope of the indemnification provided for under Delaware law, such provisions shall not be effective unless and until the indemnification permitted by such provisions comes within the scope of the indemnification provided for under Delaware law. In all other respects, the balance of this Agreement shall be effective as of the date set forth on the first page.

[signature page follows]

EXHIBIT 10.6

The parties hereto have entered into this Indemnity Agreement effective as of the date first above written.

Indemnitee	Corporation UCP, Inc.
______________________________ Address: ______________________ ______________________________ ______________________________
By:______________________________

Name: ___________________________

Title: ____________________________

Address:.
6489 Camden Avenue, Suite 204
San Jose, California 95120
(Facsimile) (408) 323-1114
Attention: General Counsel